UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 22, 2019
Pharmagreen Biotech Inc.
(Exact name of registrant as specified in its charter)
Nevada	333-151350	26-1679929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2987 Blackbear Court, Coquitlam, British Columbia		V4E 3A2
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	702-803-9404
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under

Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PHBI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 22, 2019, Pharmagreen Biotech Inc. (the “Company”) entered into an equity purchase agreement (the “EPA”) with Oscaleta Partners LLC, a Connecticut limited liability company (“Oscaleta”) and a related registration rights agreement (“Registration Rights Agreement”). Pursuant to the terms of the EPA, the Company has the right (“Put Right”), but not the obligation, to sell shares of its common stock, par value $0.001 per share (the “Common Stock”) to Oscaleta on the terms specified in the EPA.

Equity Purchase Agreement

The Company has the right to exercise its Put Right under the EPA for a period that expires two (2) years after the effective date of the registration statement as described below, subject to a limit of $10 million in the aggregate and the Company’s right with respect to each exercise of its Put Right is subject to certain conditions precedent, including the following:

●	The Company must have registered the shares that will be sold to Oscaleta under the Securities Act of 1933, as amended (the “Securities Act”),

●

Such registration statement remains effective and does not have any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,

●	Since the exercise of the Put Right, there has not been a material adverse effect to the Company,

●

The amount of the shares of Common Stock to be sold will not cause Oscaleta to then be a beneficial owner under the Securities Act of more than 9.9% of the issued and outstanding shares of the Common Stock,

●	Since the exercise of the Put Right, the Company has not issued Common Stock or convertible securities with lower price per share than the applicable put price payable by Oscaleta, and

●	The representations and warranties of the Company are and will continue to be accurate in all material respects.

The price that the Company may specify in any exercise of a Put Right (a “Draw-Down”) will be determined by calculating a 15% discount to the lowest closing price—subject to a pre-designated floor—over a 10 trading day valuation period following delivery of a notice for such Draw-Down by the Company to Oscaleta. There are no trading volume requirements in connection with any Draw-Down other than the limitation on the beneficial ownership of the Company’s Common Stock by Oscaleta. Under certain conditions regarding the market and the shares then held by Oscaleta, this limitation can significantly reduce the amount of cash that is available to the Company under the EPA.

Issuance of Promissory Note

On the date of the EPA, the Company issued a promissory note in the amount of $40,000 to Oscaleta.  The promissory note has a maturity of 12 months from issuance and bears interest at a rate of 10%  per annum, payable on maturity.

Registration Rights Agreement

Also on November 22, 2019, the Company entered into a Registration Rights Agreement with Oscaleta. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file, within 150 days, a registration statement with the Securities and Exchange Commission (“SEC”) covering any shares that may be issued under the EPA. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 5 business days after the notification from the SEC that the registration statement may be declared effective.

Definitive Agreements

Copies of the EPA, Registration Rights Agreement and Promissory Note are filed as Exhibits 10.1, 10.2 and 10.3 respectively, to this Form 8-K. Each such agreement has customary representations, warranties and covenants.

The description of the transactions contemplated by these agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Equity Purchase Agreement between Pharmagreen Biotech Inc. and Oscaleta Partners LLC
10.2	Registration Rights Agreement between Pharmagreen Biotech Inc. and Oscaleta Partners LLC
10.3	Promissory Note issued to Oscaleta Partners LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMAGREEN BIOTECH INC.

/s/ Peter Wojcik
Peter Wojcik
President and Chief Executive Officer
Date:	November 29, 2019